EXHIBIT 3.177

CERTIFICATE OF FORMATION

OF

TRC ONE RODNEY SQUARE, L.L.C.

          1. The name of the limited liability company is TRC One Rodney Square, L.L.C.

          2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808-1643. The name of its registered agent at such address is Corporation Service Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 14th day of August, 2001.

/s/ Frank J. Ferro

Frank J. Ferro
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/14/2001
010397358 – 3418529

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
DELIVERED 05:10 PM 09/22/2004
FILED 05:15 PM 09/22/2004
SRV 040686726 - 3418529 FILE

CERTIFICATE OF AMENDMENT
OF
TRC ONE RODNEY SQUARE, L.L.C.

                    1. The name of the limited liability company is TRC One Rodney Square, L.L.C.

                    2. The Certificate of Formation of the limited liability company is hereby amended as follows:

                    The name of the limited liability company is being amended to read:
                    “Brandywine One Rodney Square LLC”

                    3. This Certificate of Amendment shall be effective upon filing.

                    IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of TRC One Rodney Square, L.L.C. this 21st day of September, 2004.

Brandywine Midatlantic LP, its Sole
Member

By:	/s/ Gerard H. Sweeney

Name: Gerard H. Sweeney
Title: President and Chief Executive Officer